Calculation of Filing Fee Tables
S-3
AN2 Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.00001 par value per share	457(o)
		Equity	Preferred Stock, $0.00001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 90,016,252.20	0.0001381	$ 12,431.24
Fees to be Paid	2	Equity	Common Stock, $0.00001 par value per share	Other	14,035,104	$ 3.23	$ 45,333,385.92	0.0001381	$ 6,260.54
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.00001 par value per share	415(a)(6)						S-3	333-271174	04/13/2023
Carry Forward Securities		Equity	Preferred Stock, $0.00001 par value per share	415(a)(6)						S-3	333-271174	04/13/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-271174	04/13/2023
Carry Forward Securities	3	Unallocated (Universal) Shelf		415(a)(6)			$ 209,983,747.80			S-3	333-271174	04/13/2023	$ 23,140.21
			Total Offering Amounts:				$ 345,333,385.92		$ 18,691.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 18,691.78
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of securities is being registered as may be issued from time to time upon conversion of or exchange for any preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to any anti-dilution adjustments with respect to any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The proposed maximum per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Estimated solely for the purpose of calculating the registration fee. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000 (including in connection with the offering, issuance and sale of up to $79,983,749.80 of the registrant's common stock pursuant to this registration statement and that certain Open Market Sales Agreement, dated as of April 9, 2026, by and between the registrant and Jefferies LLC.

[2]	With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act, based upon $3.23, which is the average of the high and low selling prices per share of registrant's common stock as reported on Nasdaq Global Select Market on April 2, 2026. Consists of (i) 8,245,611 shares of common stock held by selling securityholders and (ii) 5,789,493 shares of common stock issuable upon exercise of pre-funded warrants held by selling securityholders. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

[3]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $300,000,000 (including the offering, issuance and sale of up to $100,000,000 of the registrant's common stock pursuant to a sales agreement, dated as of April 6, 2023, by and between the registrant and Cowen and Company, LLC, which was assigned to TD Securities (USA) LLC) pursuant to a registration statement on Form S-3 (File No. 333-271174) initially filed with the Securities and Exchange Commission on April 6, 2023 (the "Expiring Registration Statement") and, in connection therewith, paid a filing fee of $33,060. Of such securities, an aggregate of $209,983,747.80 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $23,140.21 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Expiring Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date